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                           NATIONAL AUTO CREDIT, INC.

                             STOCK OPTION AGREEMENT

     NATIONAL AUTO CREDIT, INC., a Delaware corporation, and its subsidiaries ("Company") hereby grants to the individual identified on Exhibit A, hereto ("Optionee") certain options, as more particularly described in Exhibit A which is attached hereto and incorporated herein by reference, which are exercisable to purchase that number of shares of the Company's common stock ("Stock") as set forth in Exhibit A. The right to purchase any one share of Stock hereunder is herein referred to as an "Option." The Options granted hereunder are subject to all of the terms, conditions and limitations of the Company's 1993 Equity Incentive Plan ("Plan"), which is incorporated herein by reference and the terms and conditions of this Stock Option Agreement ("Agreement"). Unless otherwise indicated herein, defined terms in this Agreement shall have the meaning indicated in the Plan.

     1. Option Price. The Option price for each share of Stock subject to the Options granted hereunder is specified in Exhibit A.

     2. Description of Options. The Optionee is granted a NQSO to purchase the number of shares of Stock as set forth in Exhibit A.

     3. Exercise of Options.

          A. Schedule of Rights to Exercise. All of the Options shall be fully vested and exercisable as of the Date of Grant specified in Exhibit A.

          B. Termination of Board Membership. The termination of Optionee's membership from the Board for any reason shall have no effect on the exercisability of the Options which shall remain exercisable until the expiration of the Options' term.

          C. Method of Exercise. Options may be exercised, in whole or in part, by the Optionee providing the Company a written notice which shall:

               (1) state the election to exercise all or part of the Options granted hereunder, identify the Options(s) being exercised, the legal name of the Optionee in whose name the stock certificate or certificates for such shares of Stock is to be registered, and his address and Social Security Number;



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               (2) contain such representations and agreements as to the
          Optionee's investment intent with respect to such shares of Stock as may be satisfactory to the Company, and its counsel;

               (3) be signed by the Optionee entitled to exercise such Options; and

               (4) be in writing and delivered in person or by certified mail to the Chairman of the Board of the Company at 30000 Aurora Road, Solon, OH 44139.

          D. Payment. Payment of the Option price for shares of Stock acquired upon exercise of an Option shall be in the manner provided in Section 8 of the Plan. The certificate or certificates for shares of the Stock acquired upon the exercise of Options granted hereunder shall be registered in the name of the person exercising such Options. A partial exercise of the Options granted hereunder does not waive an Optionee's right to a later exercise of some or all of such unexercised Options.

          E. Compliance with Law. The obligation of the Company to issue shares of Stock pursuant to the exercise of Options shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Options, and that the Company will be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to the exercise of any Option unless such exercise, offer or sale shall be properly registered pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Any determination in this connection by the Company shall be final, binding and conclusive. The Company shall in no event be obliged to register the offer or sale of shares of Stock underlying any Option pursuant to the Securities Act or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority. If the shares of Stock offered for sale or sold under any Option are offered or sold pursuant to any exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner


                                      -2-

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     as it deems advisable to ensure the availability of any such exemption.

          The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to Options which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the Options or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares.

     4. Non-Transferability of Options. The Options granted hereunder may not be transferred in any manner otherwise than by will or the laws of descent and distribution and (other than in the event of the Optionee's death or incapacity) may be exercised during the lifetime of the Optionee only by him/her. The terms of the Options granted hereunder shall be binding upon the executors, administrators, heirs and successors of the Optionee.

     5. Term of Options. The Options granted hereunder shall terminate on the tenth (10th) anniversary of the date of grant as set forth below and may be exercised only in accordance with the Plan and the terms of this Agreement and all applicable Securities Laws and Regulations.

     6. Estoppel Provision: Additional Provisions.

          (A) Optionee shall not have any rights to dividends or any other rights of a shareholder with respect to any shares of Stock subject to the Options until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) upon the purchase of such shares following exercise.

          (B) The Company shall not be liable or bound in any manner by any oral or written statement, representation, or other information pertaining to the Stock, the Company or any affiliate of the Company unless the same are specifically set forth herein or in the Plan. The Optionee's acceptance hereof represents his agreement and acknowledgment that the Company has not made and is not making any representation or warranty either express or implied, concerning the Stock or any matter or thing relating to or affecting the Company or any of its affiliates except as specifically set forth in this Agreement.


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          (C) Optionee specifically acknowledges his understanding that sales or other dispositions of any shares of Stock made in reliance upon Rule 144 under the Securities Act of 1993, as amended (the "Act") can be made only in limited amounts in accordance with the terms and conditions of such Rule.

     7. Plan. This Agreement is subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated by reference herein.


NATIONAL AUTO CREDIT, INC.

ATTEST:



        /s/ James J. McNamara
--------------------------------------
MEMBER OF THE ADMINISTRATIVE COMMITTEE
OF THE 1993 EQUITY INCENTIVE PLAN



     Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts these Options subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.



DATED:     August 26, 1999
      --------------------------



       /s/ Henry Y.L. Toh
--------------------------------
             OPTIONEE


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                                    EXHIBIT A



          Henry Toh                                               6-6-99
-----------------------------                                 --------------
         (Optionee)                                            (Grant Date)


                                                                  6-6-99
                                                              --------------
                                                               (Expiration
                                                                   Date)
Non-qualified Stock Option ("NQSO")
-----------------------------------

     Number of shares subject to                                 100,000
     NQSO                                                     --------------


     Option price for each share
     subject to a NQSO $1.03
                       -----


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